Exhibit 8.1 List of Subsidiaries

Name of subsidiaries	Country	Holdings as at March 31,
		2020	2019
Infosys Technologies (China) Co. Limited (Infosys China)	China	100%	100%
Infosys Technologies S. de R. L. de C. V. (Infosys Mexico)	Mexico	100%	100%
Infosys Technologies (Sweden) AB. (Infosys Sweden)	Sweden	100%	100%
Infosys Technologies (Shanghai) Company Limited (Infosys Shanghai)	China	100%	100%
Infosys Tecnologia DO Brasil LTDA. (Infosys Brasil)(25)	Brazil	-	100%
Infosys Nova Holdings LLC. (Infosys Nova)	U.S.	100%	100%
EdgeVerve Systems Limited (EdgeVerve)	India	100%	100%
Infosys Austria GmbH(1) (formerly Lodestone Management Consultants GmbH)	Austria	100%	100%
Skava Systems Pvt. Ltd. (Skava Systems)	India	100%	100%
Kallidus Inc. (Kallidus)	U.S.	100%	100%
Infosys Chile SpA	Chile	100%	100%
Infosys Arabia Limited(2)	Saudi Arabia	70%	70%
Infosys Consulting Ltda(1)	Brazil	100%	99.99%
Infosys CIS LLC(1)(18) (26)	Russia	-	-
Infosys Luxembourg S.a.r.l(1)(13)	Luxembourg	100%	100%
Infosys Americas Inc (Infosys Americas)	U.S.	100%	100%
Infosys Technologies (Australia) Pty. Limited (Infosys Australia)(3)	Australia	-	100%
Infosys Public Services, Inc. USA (Infosys Public Services)	U.S.	100%	100%
Infosys Canada Public Services Inc (19)	Canada	-	-
Infosys BPM Limited	India	99.99%	99.98%
Infosys (Czech Republic) Limited s.r.o(4)	Czech Republic	99.99%	99.98%
Infosys Poland, Sp z.o.o(4)	Poland	99.99%	99.98%
Infosys McCamish Systems LLC(4)	U.S.	99.99%	99.98%
Portland Group Pty Ltd (4)	Australia	99.99%	99.98%
Infosys BPO Americas LLC(4)	U.S.	99.99%	99.98%
Infosys Consulting Holding AG (Infosys Lodestone)	Switzerland	100%	100%
Lodestone Management Consultants Inc.(5)(11)	U.S.	-	-
Infosys Management Consulting Pty Limited(5)	Australia	100%	100%
Infosys Consulting AG(5)	Switzerland	100%	100%
Infosys Consulting GmbH(5)	Germany	100%	100%
Infosys Consulting S.R.L. (1)	Romania	100%	100%
Infosys Consulting SAS(5)	France	100%	100%
Infosys Consulting s.r.o.(5)	Czech Republic	100%	100%
Infosys Consulting (Shanghai) Co., Ltd.(formerly Lodestone Management Consultants Co., Ltd)(5)	China	100%	100%
Infy Consulting Company Ltd(5)	U.K.	100%	100%
Infy Consulting B.V.(5)	The Netherlands	100%	100%
Infosys Consulting Sp. z.o.o(32)	Poland	99.99%	100%
Lodestone Management Consultants Portugal, Unipessoal, Lda. (5)	Portugal	100%	100%
Infosys Consulting S.R.L.(5)	Argentina	100%	100%
Infosys Consulting (Belgium) NV (formerly Lodestone Management Consultants (Belgium) S.A.) (6)	Belgium	99.90%	99.90%
Panaya Inc. (Panaya)	U.S.	100%	100%
Panaya Ltd.(7)	Israel	100%	100%
Panaya GmbH(7)	Germany	100%	100%
Panaya Japan Co. Ltd(7)(31)	Japan	-	100%
Brilliant Basics Holdings Limited (Brilliant Basics)	U.K.	100%	100%
Brilliant Basics Limited(8)	U.K.	100%	100%
Brilliant Basics (MENA) DMCC(8) (26)	Dubai	100%	100%
Infosys Consulting Pte Limited (Infosys Singapore)(1)	Singapore	100%	100%
Infosys Middle East FZ LLC(9)	Dubai	100%	100%
Fluido Oy(9)(14)	Finland	100%	100%
Fluido Sweden AB (Extero)(15)	Sweden	100%	100%
Fluido Norway A/S(15)	Norway	100%	100%
Fluido Denmark A/S(15)	Denmark	100%	100%
Fluido Slovakia s.r.o(15)	Slovakia	100%	100%
Fluido Newco AB(15)	Sweden	100%	100%
Infosys Compaz Pte. Ltd (formerly Trusted Source Pte. Ltd) (16)	Singapore	60%	60%
Infosys South Africa (Pty) Ltd(9)(17)	South Africa	100%	-
WongDoody Holding Company Inc. (WongDoody) (10)	U.S.	100%	100%
WDW Communications, Inc(12)	U.S.	100%	100%
WongDoody, Inc(12)	U.S.	100%	100%
HIPUS Co. Ltd (formerly Hitachi Procurement Service Co Ltd)(20)	Japan	81%	-
Stater N.V. (21)	The Netherlands	75%	-
Stater Nederland B.V.(22)	The Netherlands	75%	-
Stater Duitsland B.V. (22)	The Netherlands	75%	-
Stater XXL B.V. (22)	The Netherlands	75%	-

HypoCasso B.V. (22)	The Netherlands	75%	-
Stater Participations B.V. (22)	The Netherlands	75%	-
Stater Deutschland Verwaltungs-GmbH(23)	Germany	75%	-
Stater Deutschland GmbH & Co. KG(23)	Germany	75%	-
Stater Belgium N.V./S.A(24)	Belgium	53.99%	-
Outbox systems Inc. dba Simplus (US) (27)	U.S.	100%	-
Simplus North America Inc (28)	Canada	100%	-
Simplus ANZ Pty Ltd (28)	Australia	100%	-
Simplus Australia Pty Ltd. (30)	Australia	100%	-
Sqware Peg Digital Pty Ltd. (30)	Australia	100%	-
Simplus Philippines, Inc. (28)	Philippines	100%	-
Simplus Europe, Ltd. (28)	U.K.	100%	-
Simplus U.K., Ltd. (29)	U.K.	100%	-
Simplus Ireland, Ltd. (29)	Ireland	100%	-

(1) Wholly-owned subsidiary of Infosys Limited

(2) Majority owned and controlled subsidiary of Infosys Limited

(3) Liquidated effective November 17, 2019

(4) Wholly owned subsidiary of Infosys BPM

(5) Wholly owned subsidiaries of Infosys Consulting Holding AG

(6) Majority owned and controlled subsidiaries of Infosys Consulting Holding AG

(7) Wholly owned subsidiary of Panaya Inc.

(8) Wholly-owned subsidiary of Brilliant Basics Holding Limited.

(9) Wholly-owned subsidiary of Infosys Consulting Pte Ltd

(10) On May 22, 2018, Infosys acquired 100% of the voting interest in WongDoody

(11) Liquidated effective May 4, 2018

(12) Wholly-owned subsidiary of WongDoody

(13) Incorporated effective August 6, 2018

(14) On October 11, 2018, Infosys Consulting Pte. Ltd, acquired 100% of the voting interests in Fluido Oy and its subsidiaries

(15) Wholly-owned subsidiary of Fluido Oy

(16) On November 16, 2018, Infosys Consulting Pte. Ltd, acquired 60% of the voting interest in Infosys Compaz Pte. Ltd

(17) Incorporated effective December 19,2018

(18) Incorporated effective November 29, 2018

(19) Incorporated effective November 27, 2018, wholly owned subsidiary Infosys Public Services Inc

(20) On April 1, 2019, Infosys Consulting Pte. Ltd, acquired 81% of the voting interests in HIPUS Co. Ltd, Japan

(21) On May 23, 2019, Infosys Consulting Pte. Ltd, acquired 75% of the voting interests in Stater N.V.

(22) Majority owned and controlled subsidiary of Stater N.V.

(23) Majority owned and controlled subsidiary of Stater Duitsland B.V.

(24) Majority owned and controlled subsidiary of Stater Participations B.V.

(25) Effective October 1, 2019, merged into Infosys Consulting Ltda, a wholly owned subsidiary of Infosys Ltd.

(26) Under Liquidation

(27) On March 13, 2020, Infosys Nova Holdings LLC, acquired 100% of the voting interests in Outbox Systems Inc. dba Simplus (US)

(28) Wholly-owned subsidiary of Outbox Systems Inc.

(29) Wholly-owned subsidiary of Simplus Europe, Ltd

(30) Wholly-owned subsidiary of Simplus ANZ Pty Ltd.

(31) Liquidated effective October 31, 2019

(32) On February 20, 2020, Infosys Poland, Sp z.o.o, a wholly owned subsidiary of Infosys BPM limited acquired 100% of the voting interests in Infosys Consulting Sp. z.o.o, a wholly owned subsidiary of Infosys Consulting Holding AG (formerly Lodestone Holding AG).